CALCULATION OF REGISTRATION FEE

Title of Each Class of	Maximum Aggregate
Securities to be Registered	Offering Price(1)	Amount of Registration Fee(2)
Common Stock, no par value	$262,200,000	$18,694.86

(1)	Includes 900,000 shares of common stock which the underwriters have the option to purchase in order to cover over allotments, if any.
(2)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $9,070 were previously paid with respect to the unsold portion of the $272,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement on Form S-3 (No. 333-121510) initially filed on December 21, 2004 by Pinnacle West Capital Corporation. The remaining amount of $9,624.86 has been transmitted to the SEC in payment for the additional filing fee for this offering. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Pinnacle West Capital Corporation’s Registration Statement on Form S-3 (File No. 333-158779), which was filed on April 24, 2009.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158779
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 24, 2009)
6,000,000 Shares

Common Stock

We are offering 6,000,000 shares of our common stock, no par value per share.

Our common stock is listed on the New York Stock Exchange under the symbol “PNW.” The last reported sale price of our common stock on the New York Stock Exchange on April 8, 2010 was $38.51 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, which refers you to the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009.

	Per Share	Total

Public offering price	$38.00	$228,000,000
Underwriting discounts and commissions	$1.33	$7,980,000
Proceeds, before expenses, to us	$36.67	$220,020,000

We have granted the underwriters an option exercisable for up to 30 days after the date of this prospectus supplement to purchase up to 900,000 additional shares of common stock at the public offering price less underwriting discounts and commissions to cover over-allotments, if any. If this option were exercised in full, we would receive approximately $33,003,000 of additional proceeds, before expenses. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about April 14, 2010.

Joint Book-Running Managers

Barclays Capital	Credit Suisse

BofA Merrill Lynch	Wells Fargo Securities

Co-Managers

KeyBanc Capital Markets	Mitsubishi UFJ Securities	UBS Investment Bank

The date of this prospectus supplement is April 8, 2010.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the common stock in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of an offer to buy, shares of common stock if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that the information incorporated by reference is accurate only as of the date such information is filed with the SEC, regardless of the time of delivery of any document or of any sale of common stock. If anyone provides you with different or inconsistent information, you should not rely on it. Our business, financial condition, results of operations and prospects may have changed since the date on any document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to the common stock. If the description of the offering varies between this prospectus supplement and the accompanying prospectus (or information incorporated by reference into this prospectus supplement or the accompanying prospectus), you should rely on the information in this prospectus supplement. The accompanying prospectus also includes information about certain other securities that we or our wholly-owned subsidiary, Arizona Public Service Company, may offer from time to time, which information does not apply to our common stock. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our wholly-owned subsidiary, Arizona Public Service Company, with the SEC using a “shelf” registration process as a “well-known seasoned issuer.” Under the shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus, including the common stock, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the common stock and this offering.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. We describe the documents that we incorporate by reference under the heading “Where You Can Find More Information” in this prospectus supplement, including in particular the information referred to under “Risk Factors” in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock. References in this prospectus supplement to “we,” “our” and “us” refer to Pinnacle West Capital Corporation and, unless the context requires otherwise, its subsidiaries.

Pinnacle West Capital Corporation

We were incorporated in 1985 under the laws of the State of Arizona. We are a holding company that conducts business through our subsidiaries. We derive the majority of our revenues and earnings from our wholly-owned subsidiary, Arizona Public Service Company (“APS”). For the year ended December 31, 2009, 96% of our operating revenues and all of our earnings were derived from APS. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the State of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona. We describe our other first tier subsidiaries in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”). Our principal executive offices are located at 400 North Fifth Street, Phoenix, Arizona 85004 (telephone 602-250-1000).

The Offering

Issuer	Pinnacle West Capital Corporation.

Common stock offered	6,000,000 shares.

Common stock to be outstanding immediately after the offering	107,537,372 shares.

Underwriters’ option to purchase additional shares	We have granted the underwriters an option to purchase up to 900,000 additional shares of common stock to cover over-allotments, if any.

Net proceeds	The net proceeds of this offering are expected to be approximately $219,830,000.

Use of proceeds	We anticipate using the aggregate net proceeds from this offering to make capital contributions to APS. See “Use Of Proceeds.” APS anticipates using these capital contributions to repay short-term indebtedness, to finance capital expenditures and for other general corporate purposes.

Trading symbol	Our common stock is listed on the New York Stock Exchange under the symbol “PNW.”

Current indicated annual dividend rate per share	$2.10 per share, payable quarterly. See “Price Range Of Common Stock And Dividend Policy” below for information about historical dividends paid per common share and our dividend policy.

Transfer agent and registrar	The Bank of New York Mellon serves as transfer agent and registrar for the common stock.

Conflicts of interest	We anticipate using the aggregate net proceeds from this offering to make capital contributions to APS. See “Use Of Proceeds.” APS anticipates using these capital contributions to repay short-term debt, to fund capital expenditures and for other general corporate purposes. APS may use at least 5% of the net proceeds of this offering to repay debt owed by it to certain of the underwriters and their affiliates who have extended to it certain of the short-term debt described under “Use Of Proceeds” below. As of April 8, 2010, Credit Suisse Securities (USA) LLC held approximately $30 million of APS’ commercial paper. Credit Suisse Securities (USA) LLC and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated regularly function as dealers of APS’ commercial paper and may hold APS’ commercial paper for their own respective accounts. Accordingly, this offering is being made in compliance with the requirements of NASD Conduct Rule 2720 of the Financial Industry Regulatory Authority, Inc. (“Rule 2720”). Under Rule 2720, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as this offering is of a class of securities that has a bona fide public market within the meaning of Rule 2720. Rule 2720 provides that, if at least 5% of the net proceeds from this offering, not including underwriting compensation, are intended to be used to reduce or retire the balance of a loan or credit facility extended by the underwriters or their affiliates, then the underwriters who will be receiving the proceeds as lenders may not sell securities to discretionary accounts without the specific written approval of the account holder.

Risk factors	Your investment in our common stock involves risks. You should carefully consider the information referred to in the section entitled “Risk Factors” and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including information under the heading “Forward-Looking Statements,” before deciding whether to purchase our common stock.

The information regarding shares to be outstanding after this offering is based on the number of shares outstanding as of April 7, 2010, and excludes shares issuable (a) upon exercise of our outstanding options and other awards or otherwise reserved for issuance under our employee benefit plans and (b) under our Investors Advantage Plan. As of April 7, 2010, we have reserved approximately 9,385,943 shares of our common stock for future issuance. For a complete description of our common stock, please refer to “Description Of Pinnacle West Common Stock” in the accompanying prospectus.

Selected Historical Consolidated Financial Data

We are providing the following selected historical consolidated financial data to assist you in analyzing an investment in our common stock. We derived the selected historical consolidated financial data presented below for each of the three years in the period ended December 31, 2009 and as of December 31, 2009 and 2008 from our annual consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The information below should be read in conjunction with, and is qualified in its entirety by, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2009 Form 10-K and the consolidated financial statements, related notes and other financial or statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” below.

	Year Ended December 31,
	2009	2008	2007
	(In thousands, except per share data)

Income Statement Data:
Operating Revenues	$3,297,101	$3,310,558	$3,294,154
Operating Expenses	2,975,328	2,805,350	2,677,648
Operating Income	321,773	505,208	616,506
Interest Charges and Financing Costs	223,114	196,864	184,764
Income From Continuing Operations, Net of Tax, Attributable to Common Shareholders	82,006	231,304	300,436
Net Income Attributable to Common Shareholders	68,330	242,125	307,143
Earnings Per Weighted-Average Common Share Outstanding From Continuing Operations Attributable to Common Shareholders
Basic	$0.81	$2.30	$3.00
Diluted	$0.81	$2.29	$2.98
Dividends Declared Per Share	$2.10	$2.10	$2.10
Weighted-Average Common Shares Outstanding
Basic	101,161	100,691	100,256
Diluted	101,264	100,965	100,835
Cash Flow Data:
Cash Flows From Operating Activities	$1,031,065	$813,568	$657,936
Capital Expenditures	764,609	935,577	960,390

	As of December 31,
	2009	2008
	(In thousands)

Balance Sheet Data:
Total Assets	$11,808,155	$11,620,093

Total Pinnacle West Shareholders’ Equity	$3,316,109	$3,445,979
Noncontrolling Real Estate Interests	29,571	47,389

Total Equity	$3,345,680	$3,493,368
Short-term Borrowings and Current Maturities of Long-term Debt	$431,408	$848,115
Long-term Debt Less Current Maturities	3,370,524	3,031,603

Total Capitalization	$7,147,612	$7,373,086

RISK FACTORS

See the discussion of risk factors contained in Part I, Item 1A of the 2009 Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about certain risks relating to our business and an investment in our common stock. An investment in the common stock involves a significant degree of risk. Before purchasing our common stock, you should carefully consider the discussion of those risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the heading “Forward-Looking Statements” below. Although we try to discuss material risks in these risk factors and other information, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may affect our business, financial condition, cash flows or operating results.

FORWARD-LOOKING STATEMENTS

The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “estimate,” “predict,” “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “should,” “could,” “plan,” “project,” “forecast,” “assume” and similar words. Forward-looking statements are not guarantees of performance. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. These factors include:

•	regulatory and judicial decisions, developments and proceedings;

•	our ability to achieve timely and adequate rate recovery of our costs;

•	our ability to reduce capital expenditures and other costs while maintaining reliability and customer service levels;

•	variations in demand for electricity, including those due to weather, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures;

•	power plant performance and outages;

•	volatile fuel and purchased power costs;

•	fuel and water supply availability;

•	new legislation or regulation relating to greenhouse gas emissions, renewable energy mandates and energy efficiency standards;

•	our ability to meet renewable energy requirements and recover related costs;

•	risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

•	competition in retail and wholesale power markets;

•	the duration and severity of the economic decline in Arizona and current credit, financial and real estate market conditions;

•	the cost of debt and equity capital and the ability to access capital markets when required;

•	restrictions on dividends or other burdensome provisions in our credit agreements and Arizona Corporation Commission orders;

•	our ability to meet debt service obligations;

•	changes to our credit ratings;

•	the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;

•	the liquidity of wholesale power markets and the use of derivative contracts in our business;

•	potential shortfalls in insurance coverage;

•	new accounting requirements or new interpretations of existing requirements;

•	transmission and distribution system conditions and operating costs;

•	our ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our region;

•	the ability of our counterparties and power plant participants to meet contractual or other obligations;

•	technological developments in the electric industry; and

•	economic and other conditions affecting the real estate market in SunCor Development Company’s market areas.

These and other factors are discussed in the risk factors described in Part I, Item 1A of the 2009 Form 10-K, which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 1-8962. Our SEC filings are available to the public over the Internet at the SEC’s web site: http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available on our web site at http://www.pinnaclewest.com. The information on our web site is not part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information in this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding, in each case, information deemed furnished and not filed, until all of the common stock offered by this prospectus supplement is sold:

(i) the 2009 Form 10-K;

(ii) Current Reports on Form 8-K filed January 25, 2010, February 19, 2010, March 4, 2010 and April 7, 2010; and

(iii) the description of our common stock included in our registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus supplement and prior to the termination of this offering) for the purpose of updating such description, including our Current Report on Form 8-K filed November 24, 2008.

These documents contain important information about us and our finances.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following address:

Pinnacle West Capital Corporation
Office of the Secretary
Station 9068
P. O. Box 53999
Phoenix, Arizona 85072-3999
(602) 250-3252
www.pinnaclewest.com

USE OF PROCEEDS

We expect that our net proceeds from the sale of the 6,000,000 shares of our common stock offered by this prospectus supplement will be approximately $219,830,000, after deducting underwriting discounts and commissions and our other expenses in connection with this offering. If the underwriters’ option to purchase additional shares is exercised in full, we estimate that our net proceeds will be approximately $252,833,000.

We anticipate using the aggregate net proceeds from this offering to make capital contributions to APS, which will, in turn, use such funds (a) to repay short-term debt in an aggregate principal amount outstanding of approximately $136,830,000 and with an estimated weighted average interest rate of 0.709% as of April 8, 2010, which was incurred subsequent to December 31, 2009 to fund capital expenditures and for other corporate purposes, and (b) for other general corporate purposes, including to finance capital expenditures expected to be incurred to meet the growing needs of APS’ service territory. Until we use the proceeds for these purposes, we or APS will temporarily invest the proceeds in U.S. government or agency obligations, commercial paper, bank certificates of deposit, repurchase agreements collateralized by U.S. government or agency obligations, institutional money market mutual funds or other tax-exempt securities or deposit the proceeds with banks.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization, including short-term borrowings, as of December 31, 2009, on an actual basis and on an as adjusted basis, reflecting the sale of 6,000,000 shares of our common stock offered pursuant to this prospectus supplement, after deducting the underwriting discounts and commissions and our other expenses in connection with this offering, and the application of the net proceeds as described in this prospectus supplement under the caption “Use Of Proceeds.”

The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2009
		% of Actual		% of As Adjusted
	Actual	Capitalization	As Adjusted	Capitalization
	(In millions)		(In millions)

Cash and cash equivalents	$145		$228

Capitalization:
Total Pinnacle West shareholders’ equity	$3,316	46.4%	$3,536	48.0%
Noncontrolling real estate interests	30	0.4%	30	0.4%

Total equity	$3,346	46.8%	$3,566	48.4%
Short-term borrowings and current maturities of long-term debt	$431	6.0%	$431	5.8%
Long-term debt less current maturities	3,371	47.2%	3,371	45.8%

Total capitalization	$7,148	100.0%	$7,368	100.0%

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is currently listed on the New York Stock Exchange and trades under the symbol “PNW.” The following table sets forth the high and low sales prices for transactions involving our common stock for each calendar quarter and related dividends paid per common share during such periods.

			Dividend
	High	Low	Per Share

2010
Second Quarter (through April 8, 2010)	$39.10	$37.86	$—
First Quarter	38.37	34.62	0.525
2009
Fourth Quarter	$37.96	$31.08	$0.525
Third Quarter	33.71	28.87	0.525
Second Quarter	30.30	25.28	0.525
First Quarter	35.13	22.32	0.525
2008
Fourth Quarter	$35.83	$26.27	$0.525
Third Quarter	37.88	30.34	0.525
Second Quarter	37.39	30.26	0.525
First Quarter	42.92	34.08	0.525

On April 8, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $38.51 per share. As of April 7, 2010, there were approximately 28,021 holders of record of our common stock.

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the common stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors. There is currently no preferred stock outstanding. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Our ability to pay dividends depends upon the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. The ability of certain of our subsidiaries to pay dividends or make other distributions to us may from time to time be subject to contractual, statutory and regulatory restrictions. See Note 6 to our consolidated financial statements in the 2009 Form 10-K.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain U.S. federal income and estate tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock by a “non-U.S. holder” that acquires such shares pursuant to this offering and holds the shares of common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a non-U.S. holder is a beneficial owner (other than a partnership) of shares of our common stock that is not:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of or in the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust existed on August 20, 1996, was treated as a U.S. person on August 19, 1996 and has a valid election in effect to be treated as a U.S. person; or

•	an entity that for U.S. federal income tax purposes is disregarded as separate from its owner if all of its interests are owned by a single person described above.

Unless an applicable income tax treaty provides otherwise, an individual may be treated, for U.S. federal income tax purposes, as a resident of the United States in any calendar year by being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. The 183-day test is determined by counting all of the days the individual is treated as being present in the current year, one-third of such days in the immediately preceding year and one-sixth of such days in the second preceding year. Residents are generally subject to U.S. federal income tax as if they were U.S. citizens.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of the partnership and a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the acquisition, ownership and disposition of shares of our common stock.

This discussion does not address all aspects of U.S. federal income and estate taxes. Among other matters, this discussion does not consider:

•	foreign, state, local or other tax considerations that may be relevant to holders in light of their personal circumstances; or

•	U.S. federal income and estate tax consequences applicable to holders of shares of common stock that are subject to special tax treatment under the federal income tax laws, including partnerships or other pass-through entities, regulated investment companies or real estate investment trusts, banks and insurance companies, brokers or dealers in securities, holders of securities held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, persons who received shares of our common stock as compensation, former U.S. citizens or residents, holders subject to the alternative minimum tax, and persons who hold or receive shares of our common stock as compensation.

This summary is based on current provisions of the Code, Treasury regulations thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This summary is not intended, and should not be construed, as tax advice. There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS or opinion of counsel has been obtained with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the acquisition, ownership or disposition of our common stock.

We urge prospective non-U.S. holders to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock.

Dividends

In general, any distributions that we make to a non-U.S. holder with respect to our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for an exemption from, or a reduced rate of, withholding tax under an applicable income tax treaty and the non-U.S. holder provides proper certification of the non-U.S. holder’s eligibility for such exemption or reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder’s basis in its shares of our common stock and, to the extent it exceeds such basis, as gain from the disposition of shares of our common stock.

Dividends that we pay to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if the non-U.S. holder is entitled to benefits under an applicable tax treaty, dividends that are effectively connected with such a trade or business and also attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder, generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. In the case of non-U.S. holders that are corporations, effectively connected income may also be subject to a “branch profits tax” at a rate of 30%, or a lower rate specified by an applicable income tax treaty. Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business but that, under an applicable income tax treaty, are not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder may be eligible for a reduced rate of U.S. withholding tax under such treaty, provided the non-U.S. holder complies with certification and disclosure requirements necessary to obtain treaty benefits.

To claim the benefits of an income tax treaty or to claim exemption from withholding because income is effectively connected with the conduct of a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made prior to the payment of the dividends on IRS Form W-8ECI. Certification to claim the benefits of an income tax treaty is generally made prior to the payment of the dividends on IRS Form W-8BEN. These forms may be required to be periodically updated. Non-U.S. holders should consult their tax advisors on their eligibility, and the procedures, to claim the benefits of an income tax treaty or to claim exemption from withholding because income is effectively connected with the conduct of a U.S. trade or business.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition of Shares of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if the non-U.S. holder is entitled to benefits under an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and meets certain other conditions, and the non-U.S. holder is not eligible for relief under an applicable income tax treaty; or

•	shares of our common stock constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

Shares of our common stock will constitute a U.S. real property interest under FIRPTA if we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the sale or other disposition or the period during which the non-U.S. holder held shares of our common stock. We do not believe that we are, have been or will become a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we were a U.S. real property holding corporation under FIRPTA, gain arising from a sale or other disposition of shares of our common stock still would not be subject to FIRPTA tax if shares of our common stock were considered under applicable Treasury regulations to be regularly traded on an established securities market, such as the New York Stock Exchange, and the non-U.S. holder did not own, actually or constructively, more than 5% of the total fair market value of our common stock at any time during the applicable period ending on the date of disposition. If a non-U.S. holder were subject to FIRPTA tax on a sale or other disposition of shares of our common stock, any gain or loss would generally be treated as effectively connected gain or loss and subject to U.S. federal income tax on a net income basis although gain derived by a foreign corporation from such disposition would not be subject to the branch profits tax.

Gain that is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If the non-U.S. holder is a corporation, the branch profits tax, as discussed above, also may apply to such effectively connected gain. If the gain from the sale or disposition of the non-U.S. holder’s shares of our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder’s gain may be exempt from U.S. tax under the treaty. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and meets certain other conditions, and the non-U.S. holder is not eligible for relief under an applicable income tax treaty, the non-U.S. holder generally will be subject to U.S. tax at a rate of 30% on the gain recognized, although the gain may be offset by some U.S. source capital losses recognized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS and to the non-U.S. holder the amount of dividends or other distributions we pay to the non-U.S. holder and the tax withheld, if any, from those payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reporting those dividends and amounts withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to U.S. persons currently at a rate of 28% of the gross amount. A non-U.S. holder will not be subject to backup withholding tax or additional information reporting on dividends received on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN) as to the non-U.S. holder’s status as a non-U.S. person or if the non-U.S. holder is a corporation or one of several types of entities and organizations that qualify for an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from a non-U.S. holder’s sale of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if the non-U.S. holder sells shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to the non-U.S. holder and also backup withhold at a rate of 28% of that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of the non-U.S. holder’s status as a non-U.S. person or the non-U.S. holder is a corporation or one of several types of entities and organizations that qualify for exemption. If the appropriate certification is not provided, the amount of proceeds paid to the non-U.S. holder will be subject to information reporting, and may be subject to backup withholding, if the non-U.S. holder sells shares of our common stock outside the United States through the non-U.S. office of a U.S. broker or a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States.

Any amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, any amounts withheld with respect to our common stock under the backup withholding rules may be refunded to the non-U.S. holder or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a citizen or resident, as specifically defined for U.S. federal estate tax purposes, of the United States at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, or vice versa.

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the representatives of the underwriters and as joint book-running managers. Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us, and we have agreed to sell to them, severally, the number of shares of common stock shown opposite its respective name below:

Number of
Underwriters	Shares

Barclays Capital Inc.	1,440,000
Credit Suisse Securities (USA) LLC	1,440,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,110,000
Wells Fargo Securities, LLC	1,110,000
KeyBanc Capital Markets Inc.	300,000
Mitsubishi UFJ Securities (USA), Inc.	300,000
UBS Securities LLC	300,000

Total	6,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the common stock included in this offering are several and not joint and are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the common stock if they purchase any of the common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “PNW.”

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 900,000 shares at the public offering price less underwriting discounts and commissions on the same terms and conditions as set forth above. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common stock offered by this prospectus supplement. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the preceding table.

Commissions and Expenses

The underwriters have advised us that they propose to offer the common stock directly to the public at the public offering price presented on the cover page of this prospectus supplement and may offer the common stock to selected dealers, which may include the underwriters, at the public offering price less a selling concession not in excess of $0.798 per share. After the initial offering of the common stock to the public, the underwriters may change the offering price and other selling terms.

The following table summarizes the underwriting discounts and commissions to be paid to the underwriters by us. The underwriting discount is the difference between the offering price and the amount the underwriters pay to purchase the shares from us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 900,000 shares. The underwriting discounts and commissions equal 3.50% of the public offering price.

		Total
	Per Share	No Exercise	Full Exercise

Public offering price	$38.00	$228,000,000	$262,200,000
Underwriting discounts and commissions	$1.33	$7,980,000	$9,177,000
Proceeds, before expenses, to us	$36.67	$220,020,000	$253,023,000

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $190,000.

Lock-Up Agreements

For a period of ninety (90) days after the date of this prospectus supplement (the “Lock-up Period”), we have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, any shares of our common stock (other than the shares of common stock to be issued in connection with this offering) or securities convertible into or exchangeable or exercisable for any shares of our common stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC. These restrictions do not apply to sales of common stock or to stock option grants and other stock-based awards we may make under our existing equity incentive and compensation plans, our savings plan and our direct stock purchase and dividend reinvestment plan.

During the Lock-up Period, all of our directors and executive officers have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC. Any common stock received upon exercise of options granted to our directors and executive officers is also subject to these restrictions. These restrictions do not apply to (i) withholding of a portion of common stock to which a director or executive officer would otherwise be entitled upon the vesting or exercise of an equity incentive award to satisfy applicable tax withholding requirements, (ii) a bona fide gift or a transfer of common stock to a family member or trust if the gift recipient or transferee agrees to be bound by the restrictions mentioned above or (iii) any common stock acquired in the open market after the closing of this offering. Our directors and executive officers have also agreed not to make any demand for or exercise any right with respect to the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock during the Lock-up Period, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates a syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships; Conflicts of Interest

The underwriters and/or their affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and/or their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. For example, affiliates of certain of the underwriters are lenders under our revolving credit facility and certain credit facilities of APS and SunCor Development Company.

We anticipate using the aggregate net proceeds from this offering to make capital contributions to APS. See “Use Of Proceeds.” APS anticipates using these capital contributions to repay short-term debt, to fund capital expenditures and for other general corporate purposes. APS may use at least 5% of the net proceeds of this offering to repay debt owed by it to certain of the underwriters and their affiliates who have extended to it certain of the short-term debt described under “Use Of Proceeds” above. As of April 8, 2010, Credit Suisse Securities (USA) LLC held approximately $30 million of APS’ commercial paper. Credit Suisse Securities (USA) LLC and an affiliate of

Merrill Lynch, Pierce, Fenner & Smith Incorporated regularly function as dealers of APS’ commercial paper and may hold APS’ commercial paper for their own respective accounts. Accordingly, this offering is being made in compliance with the requirements of Rule 2720. Under Rule 2720, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as this offering is of a class of securities that has a bona fide public market within the meaning of Rule 2720. Rule 2720 provides that, if at least 5% of the net proceeds from this offering, not including underwriting compensation, are intended to be used to reduce or retire the balance of a loan or credit facility extended by the underwriters or their affiliates, then the underwriters who will be receiving the proceeds as lenders may not sell securities to discretionary accounts without the specific written approval of the account holder.

Electronic Distribution

A prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of the securities offered by this prospectus supplement described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State, except that an offer of the securities offered by this prospectus supplement to the public in a Relevant Member State may be made at any time under the following exemptions pursuant to the Prospectus Directive, if the exemptions have been implemented in that Relevant Member State:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive;

provided, that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression “offer of the securities offered by this prospectus supplement” in relation to any securities offered by this prospectus supplement in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities offered by this prospectus supplement, as the expression may be varied in that member state by any measure implementing the

Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (ii) high net worth bodies corporate, unincorporated associations and partnerships and the trustees of high value trusts, as described in Article 49(2)(a) to (d) of the Order, and other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). The securities offered by this prospectus supplement and the accompanying prospectus are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (FINMA) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (CISO), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

EXPERTS

The consolidated financial statements of Pinnacle West Capital Corporation, and the related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from Pinnacle West Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the offering of common stock described in this prospectus supplement will be passed upon for us by Snell & Wilmer L.L.P., Phoenix, Arizona and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. In giving its opinion, Snell & Wilmer L.L.P. may rely as to all matters under the Public Utility Holding Company Act of 2005, as amended, and the Federal Power Act, as amended, upon the opinion of Morgan, Lewis & Bockius LLP, Washington, D.C.

Prospectus

PINNACLE WEST CAPITAL CORPORATION
Unsecured Debt Securities
Preferred Stock
Common Stock

ARIZONA PUBLIC SERVICE COMPANY

Unsecured Debt Securities

We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities.

See “Risk Factors” beginning on page 3 of this prospectus where we describe certain factors you should consider in making an investment decision.

Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999. Our telephone number is (602) 250-1000.

Pinnacle West’s common stock is listed on the New York Stock Exchange under the symbol “PNW.” Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is April 24, 2009

RISK FACTORS

We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the “SEC”). These reports are incorporated by reference in this prospectus. See “Where You Can Find More Information.” We describe additional risks of investment in our securities below. We may also describe additional risks related to our securities in a prospectus supplement from time to time. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, in this prospectus and in any prospectus supplement. Although we try to discuss key risks in the risk factor descriptions, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict these risks or estimate the extent to which they may affect our business, financial condition, cash flows or operating results.

In addition to the general risks that we describe in our SEC reports, you should consider the following additional risks before investing in our securities.

Risk Factors Relating to Unsecured Debt Securities

You may be unable to sell your unsecured debt securities if a trading market for the unsecured debt securities does not develop.

An established trading market for the unsecured debt securities does not exist and may not develop. Unless the applicable prospectus supplement specifies otherwise, we do not intend to apply for listing of the unsecured debt securities on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the unsecured debt securities will depend on the number of holders of the securities, the interest of securities dealers in making a market in the unsecured debt securities, and other factors. If an active trading market does not develop, the market price and liquidity of the unsecured debt securities may be adversely affected. If the unsecured debt securities are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.

You may have only limited ability to control remedies upon an event of default.

Upon the occurrence of an event of default, the trustee has the right to exercise remedies under the applicable indenture. The trustee will take certain actions if requested to do so by the holders of a specified percentage of the aggregate principal amount of the securities then outstanding under the applicable indenture only if certain conditions are satisfied. See “Description of Pinnacle West Unsecured Debt Securities — Events of Default” and “Description of APS Unsecured Debt Securities — Events of Default” below. Thus, you may not be able to exercise any control over the trustee’s exercise of remedies unless you can obtain the consent of holders of the specified percentage of the total amount of securities outstanding under the applicable indenture and satisfy all other conditions precedent.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the unsecured debt securities, preferred stock and common stock that may be offered by Pinnacle West Capital Corporation (“Pinnacle West”) and the unsecured debt securities that may be offered by Arizona Public Service Company (“APS”) collectively as the “securities.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any pricing supplement. See “Where You Can Find More Information.” We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements are often identified by words such as “estimate,” “predict,” “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. In addition to the Risk Factors described above, these factors include, but are not limited to:

•	state and federal regulatory and legislative decisions and actions, including the outcome or timing of the pending rate case of APS;

•	increases in our capital expenditures and operating costs and our ability to achieve timely and adequate rate recovery of these increased costs;

•	our ability to reduce capital expenditures and other costs while maintaining reliability and customer service levels, and unexpected developments that would limit us from achieving all or some of our planned capital expenditure reductions;

•	volatile fuel and purchased power costs, including fluctuations in market prices for natural gas, coal, uranium and other fuels used in our generating facilities, availability of supplies of such commodities, and our ability to recover the costs of such commodities;

•	the outcome and resulting costs of regulatory, legislative and judicial proceedings, both current and future, including those related to environmental matters and climate change;

•	the availability of sufficient water supplies to operate our generation facilities, including as the result of drought conditions;

•	the potential for additional restructuring of the electric industry, including decisions impacting wholesale competition and the introduction of retail electric competition in Arizona;

•	regional, national and international economic and market conditions, including the strength of the real estate, credit and financial markets;

•	the potential adverse impact of current economic conditions on our results of operations;

•	the cost of debt and equity capital and access to capital markets;

•	changes in the market price of our common stock;

•	restrictions on dividends or other burdensome provisions in new or existing credit agreements;

•	our ability, or the ability of our subsidiaries, to meet debt service obligations;

•	current credit ratings remaining in effect for any given period of time;

•	the performance of the stock market and the changing interest rate environment, which affect the value of our nuclear decommissioning trust, pension, and other postretirement benefit plan assets, the amount of required contributions to our pension plan and contributions to APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits and our ability to recover such costs;

•	volatile market liquidity, any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	changes in accounting principles generally accepted in the United States of America, the interpretation of those principles and the impact of the adoption of new accounting standards;

•	customer growth and energy usage;

•	weather variations affecting local and regional customer energy usage;

•	power plant performance and outages;

•	transmission outages and constraints;

•	the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies;

•	risks inherent in the operation of nuclear facilities, such as environmental, regulatory, health and financial risks, risk of terrorist attack, planned and unplanned outages, and unfunded decommissioning costs;

•	the ability of our power plant participants to meet contractual or other obligations;

•	technological developments in the electric industry;

•	the results of litigation and other proceedings resulting from the California and Pacific Northwest energy situations;

•	the performance of our subsidiaries and any resulting effects on our cash flow;

•	the strength of the real estate and credit markets and economic and other conditions affecting the real estate and credit markets in the market areas of Pinnacle West’s subsidiary, SunCor Development Company (“SunCor”), which include Arizona, Idaho, New Mexico and Utah; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We generally update these factors in each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We caution you not to place undue reliance on any forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC’s public reference room, at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Reports and other information concerning Pinnacle West can also be inspected and copied at the offices of the New

York Stock Exchange at 20 Broad Street, New York, New York 10005. Our filings with the SEC are also available on Pinnacle West’s website at http://www.pinnaclewest.com. The other information on Pinnacle West’s website is not part of this prospectus, any prospectus supplement or any pricing supplement.

Incorporation by Reference

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information in this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.

Pinnacle West Capital Corporation:

•	Pinnacle West Capital Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Pinnacle West Capital Corporation’s Current Reports on Form 8-K filed January 26, 2009, February 25, 2009, March 24, 2009 (two filings), April 2, 2009 and April 22, 2009; and

•	The description of Pinnacle West’s common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Pinnacle West’s Current Report on Form 8-K filed with the SEC on November 24, 2008.

Arizona Public Service Company:

•	Arizona Public Service Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

•	Arizona Public Service Company’s Current Reports on Form 8-K filed January 26, 2009, February 25, 2009, March 24, 2009 (two filings) and April 22, 2009.

These documents contain important information about us and our financials. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following:

Pinnacle West Capital Corporation	Arizona Public Service Company
Office of the Secretary	Office of the Secretary
Station 9068	Station 9068
P.O. Box 53999	P.O. Box 53999
Phoenix, Arizona 85072-3999	Phoenix, Arizona 85072-3999
(602) 250-3252	(602) 250-3252

Or online at www.pinnaclewest.com.

THE COMPANIES

Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona. Pinnacle West’s other principal subsidiary is SunCor, which is engaged in real estate development activities in the western United States.

The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999, and the telephone number is 602-250-1000.

USE OF PROCEEDS

Pinnacle West intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, and acquisitions, and for stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. APS intends to use the proceeds from the sale of these securities to finance its construction, resource acquisition and maintenance programs, to redeem or retire outstanding securities and to repay or refund other outstanding long-term or short-term debt. The specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.

GENERAL DESCRIPTION OF THE SECURITIES

Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:

•	its unsecured debt securities, in one or more series, which may be senior unsecured debt securities or subordinated unsecured debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of its preferred stock;

•	shares of its common stock; or

•	any combination of these securities.

APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its senior unsecured debt securities, in one or more series, consisting of notes or other unsecured evidences of indebtedness.

Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue unsecured debt securities and/or shares of preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF PINNACLE WEST UNSECURED DEBT SECURITIES

General

The following description highlights the general terms of the unsecured debt securities that Pinnacle West may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under:

•	an Indenture, dated as of December 1, 2000, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon, as trustee, and us, as amended from time to time, in the case of senior debt securities; or

•	an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon, as trustee, and us, in the case of subordinated debt securities.

Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.

We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the “Indenture” and the description of the “Indenture” in this section apply to both Indentures, unless otherwise noted.

You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:

•	title of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date on which the debt securities mature;

•	the interest rate;

•	when the interest on the debt securities accrues and is payable;

•	the record dates for the payment of interest;

•	places where principal, premium, or interest will be payable;

•	periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

•	any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•	denominations and multiples at which debt securities will be issued if other than $1,000;

•	any index or formula from which the amount of principal or any premium or interest may be determined;

•	any allowance for alternative currencies and determination of value;

•	whether the debt securities are defeasible under the terms of the Indenture;

•	whether we are issuing the debt securities as global securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•	any addition to or change in the covenants in the Indenture; and

•	any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Subordination

The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution or officers’ certificate establishing a series of debt securities, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.

The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:

•	the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

•	the maturity of any senior debt has been accelerated because of a default.

The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if we make any payment to our creditors or our assets are distributed to our creditors, with certain exceptions, upon any of the following:

•	dissolution;

•	winding up;

•	liquidation;

•	reorganization, whether voluntary or involuntary;

•	bankruptcy;

•	insolvency;

•	receivership; or

•	any other proceedings.

The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:

•	all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

•	all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

•	all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.

The Indenture does not limit the aggregate amount of senior debt that we may issue.

Form, Exchange, and Transfer

Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:

•	issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.

Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may not:

•	consolidate with or merge into any other entity;

•	convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

•	permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:

•	the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•	our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•	our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	bankruptcy, insolvency, or reorganization events involving us; and

•	any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	such direction shall not be in conflict with law or the Indenture;

•	the trustee may take any other action not inconsistent with such direction; and

•	subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

Modification and Waiver

In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

•	change the stated maturity of principal of or interest on any debt security;

•	reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

•	a default in the payment of principal, premium, or interest; and

•	a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

•	the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date,

•	if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

•	the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.

Defeasance and Covenant Defeasance

We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.

Defeasance and Discharge

We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

•	will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•	will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants

We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

Governing Law

The law of the State of New York will govern the Indenture and the debt securities.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.

No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•	an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•	any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

•	be entitled to have the global security or debt securities registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•	be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “Participants,” and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon, is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It or its affiliate, The Bank of New York Mellon, is also trustee under various indentures covering securities issued by APS or on APS’ behalf or on which APS is the ultimate obligor and also acts as auction agent for certain of that debt. The Bank of New York Mellon also acts as transfer agent for our common stock. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A., and its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and its affiliates, including The Bank of New York Mellon, may provide banking, investment and other services to us and our affiliates.

DESCRIPTION OF PINNACLE WEST PREFERRED STOCK

Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock.

The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the “statement of preferred stock designations”), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles and bylaws.

General

Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of April 24, 2009, no shares of preferred stock were outstanding. Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the “ABCA”). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see “Description of Pinnacle West Common Stock — Certain Anti-takeover Effects.”

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

•	whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

Holders of shares of preferred stock will be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.

If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.

Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class would be entitled to vote on any amendment to our articles of incorporation that would:

•	increase or decrease the aggregate number of authorized shares of the class;

•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•	effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

•	change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

•	change the shares of all or part of the class into a different number of shares of the same class;

•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•	increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the class; and

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.

Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:

•	a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•	in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF PINNACLE WEST COMMON STOCK

Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, our bylaws and the applicable prospectus supplement.

Authorized Shares

Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily APS. APS’ ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of our common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

The Bank of New York Mellon is the principal transfer agent and registrar for the common stock.

Preferred Stock

Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to 10,000,000 shares of preferred stock, in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us and may adversely affect the rights of holders of our common stock. See also “Description of Pinnacle West Preferred Stock” above.

Certain Anti-takeover Effects

General.  Certain provisions of our articles of incorporation, bylaws, and the Arizona Revised Statutes (“ARS”) may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest, including a transaction that results in a premium over the market price of the common stock. The summary of the provisions of our articles, bylaws and the ARS set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws and the ARS.

Business Combinations.  ARS § 10-2741 through 2743 and Article XII of our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder (or any affiliate or associate of the interested shareholder). An “interested shareholder” is, generally, any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power or any of our affiliates or associates who at any time within the prior three years was such a beneficial owner. The statute broadly defines “business combinations” to include, among other things and with certain exceptions:

•	mergers and consolidations with an interested shareholder or an affiliate or associate of the interested shareholder;

•	share exchanges with an interested shareholder or an affiliate or associate of the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder or an affiliate or associate of the interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

•	the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder or an affiliate or associate of the interested shareholder;

•	the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder or an affiliate or associate of the interested shareholder;

•	corporate actions, such as stock splits and stock dividends, and other transactions resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder or an affiliate or associate of the interested shareholder; and

•	the receipt by an interested shareholder or an affiliate or associate of the interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

The ARS and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder (or any affiliate or associate of the interested shareholder) or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.

In addition, after such three-year period, the ARS and our bylaws prohibit us from engaging in any business combination with an interested shareholder (or any affiliate or associate of the interested shareholder), subject to certain exceptions, unless:

•	the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

•	the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder) at a meeting called after such three-year period; or

•	the business combination satisfies specified price and other requirements.

Anti-Greenmail Provisions.  ARS § 10-2704 and Article XIII of our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together to acquire, own or vote our shares) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:

•	holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or its affiliates or associates or by any of our officers and directors) approve the purchase; or

•	we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

Control Share Acquisition Statute.  Through a provision in our bylaws, we have opted out of ARS § 10-2721 through 2727, the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.

Special Meetings of Shareholders.  Pursuant to ARS § 10-702, except with respect to certain business combinations, as required by Arizona law, a special meeting of shareholders may be called by a corporation’s Board of Directors or any other person authorized to do so in its articles of incorporation or bylaws. Our bylaws provide that, except as required by law, special meetings of shareholders may only be called by a majority of our Board of Directors, the Chairman of the Board, or the President.

Election and Removal of Directors.  Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified. Arizona law provides for cumulative voting in the election of directors, which makes it easier for minority shareholders to obtain representation on the Board of Directors.

Our bylaws provide that any director may be removed with or without cause, but only at a special meeting of shareholders called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of directors.

On January 21, 2009, our Board of Directors approved an amendment to our bylaws to require directors to tender their resignation to the Corporate Governance Committee for consideration in the event, in an uncontested election, the director receives a greater number of votes cast “withheld” for his or her election than “for” such election. The Corporate Governance Committee will evaluate the director’s tendered resignation, taking into account the best interests of Pinnacle West and its shareholders and will recommend to our Board of Directors whether to accept or reject the resignation. In making its recommendation, the Corporate Governance Committee may consider, among other things, the effect of the exercise of cumulative voting in the election. Our Board of Directors will act within 120 days following certification of the shareholder vote and publicly disclose its decision and the underlying rationale. Any director who tenders his or her resignation pursuant to this bylaw provision will not participate in any committee or Board of Director consideration of his or her resignation. Prior to the amendment, this requirement was included in our Corporate Governance Guidelines.

Shareholder Proposals and Director Nominations.  A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors if he or she follows the advance notice provisions set forth in our bylaws.

With respect to shareholder proposals to bring business before the annual meeting, shareholders must submit a written notice to the Secretary of Pinnacle West not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting. The written notice must briefly describe the business the shareholder desires to bring before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest in the proposal of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

With respect to director nominations, shareholders must submit written notice to the Secretary of Pinnacle West at least 180 days prior to the date of the annual meeting. This requirement is also contained in our articles of incorporation. Our bylaws require that the written notice must contain all information relating to the director nominee that is required to be included in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as well as the written consent of the proposed nominee to be named in the proxy statement as a nominee and to serving as a director if elected.

All written notices delivered pursuant to the advance notice provisions of our bylaws are required to state (i) the name and address as they appear on our books of the sponsoring shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (ii) the class and number of shares that are owned beneficially and of record by the shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) whether the shareholder or beneficial owner intends or is part of a group that intends to deliver a proxy statement to holders of at least the number of shares required to adopt the proposal or elect the nominee or otherwise solicit proxies in favor of the proposal or nomination.

Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual meeting, including proposing the election of non-incumbent directors.

A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of the bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

Additional Authorized Shares of Capital Stock.  The authorized but unissued shares of common stock and preferred stock available for issuance under our articles of incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede an acquisition transaction.

Amendment to Articles of Incorporation and Bylaws.  ARS § 10-1001 through 1003 generally provide that both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:

•	a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•	in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

ARS § 10-1020 provides that the Board of Directors may amend the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend the corporation’s bylaws even though they may also be amended by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.

DESCRIPTION OF APS UNSECURED DEBT SECURITIES

General

The following description highlights the general terms of the unsecured debt securities that APS may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

We can issue an unlimited amount of debt securities under the indenture listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under an Indenture, dated as of January 15, 1998, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., and us.

We have summarized the material provisions of the Indenture below. We have filed the Indenture as an exhibit to the registration statement. You should read the Indenture in its entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities.

You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:

•	title of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date on which the debt securities mature;

•	the interest rate;

•	when the interest on the debt securities accrues and is payable;

•	the record dates for the payment of interest;

•	places where principal, premium, or interest will be payable;

•	periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

•	any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•	denominations and multiples at which debt securities will be issued if other than $1,000;

•	any index or formula from which the amount of principal or any premium or interest may be determined;

•	any allowance for alternative currencies and determination of value;

•	whether the debt securities are defeasible under the terms of the Indenture;

•	whether we are issuing the debt securities as global securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•	any addition to or change in the covenants in the Indenture; and

•	any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

We must obtain the approval of the Arizona Corporation Commission (“ACC”), before incurring long-term debt. An existing ACC order allows us to have approximately $4.2 billion in principal amount of long-term debt outstanding at any one time, subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test. We do not expect this order to limit our ability to meet our capital requirements.

Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Form, Exchange, and Transfer

Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under the Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:

•	issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.

Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may not:

•	consolidate with or merge into any other entity;

•	convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

•	permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:

•	the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•	our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•	our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	bankruptcy, insolvency, or reorganization events involving us; and

•	any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	such direction shall not be in conflict with law or the Indenture;

•	the trustee may take any other action not inconsistent with such direction; and

•	subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

Modification and Waiver

In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment.

However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

•	change the stated maturity of principal of or interest on any debt security;

•	reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

•	a default in the payment of principal, premium, or interest; and

•	a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

•	the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

•	if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

•	the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.

Defeasance and Covenant Defeasance

We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.

Defeasance and Discharge.  We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

•	will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•	will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants.  We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

Governing Law

The law of the State of New York will govern the Indenture and the debt securities.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.

No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•	an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•	any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

•	be entitled to have the global security or debt securities registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•	be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., is the trustee under the Indenture relating to the senior debt securities. The Bank of New York Mellon Trust Company, N.A. or its affiliate, The Bank of New York Mellon, is also trustee under certain indentures relating to the sale and leaseback transactions that we entered into in 1986 with respect to a portion of our interest in Unit 2 of the Palo Verde Nuclear Generating Station and certain related common facilities and under various other indentures covering securities issued by us, our affiliates or on our or their behalf and also acts as auction agent for certain of that debt. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates, including The Bank of New York Mellon serving as transfer agent and registrar for Pinnacle West’s common stock. In the future, The Bank of New York Mellon Trust Company, N.A. and its affiliates may provide banking, investment and other services to us and our affiliates.

EXPERTS

The consolidated financial statements of Pinnacle West Capital Corporation and the related financial statement schedules, incorporated in this prospectus by reference from Pinnacle West Capital Corporation’s Annual Report on Form 10-K, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Pinnacle West Capital Corporation’s adoption of Statement of Financial Accounting Standards No. 158), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Arizona Public Service Company and the related financial statement schedule, incorporated in this prospectus by reference from Arizona Public Service Company’s Annual Report on Form 10-K, and the effectiveness of Arizona Public Service Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Arizona Public Service Company’s adoption of Statement of Financial Accounting Standards No. 158), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, will opine on the validity of the offered securities. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, will pass on certain legal matters with respect to the offered securities for any underwriters. Snell & Wilmer L.L.P. may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP and may rely as to all matters under the Public Utility Holding Company Act of 2005, as amended, and the Federal Power Act, as amended, upon the opinion of Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, DC 20004. Pillsbury Winthrop Shaw Pittman LLP may rely as to all matters of Arizona law upon the opinion of Snell & Wilmer L.L.P. and may rely as to all matters of New Mexico law upon the opinion of Keleher & McLeod, P.A., 201 Third St. NW, Albuquerque, New Mexico 87102.

6,000,000 Shares

Common Stock

Prospectus Supplement

Barclays Capital

Credit Suisse

BofA Merrill Lynch

Wells Fargo Securities

KeyBanc Capital Markets

Mitsubishi UFJ Securities

UBS Investment Bank

April 8, 2010